UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2025

Commission File No. 000-55000

EARTH SCIENCE TECH, INC.

(Exact name of registrant as specified in its charter)

florida	45-4267181
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

8950 SW 74th CT

Suite 1401

Miami, FL 33156, USA

(Address of principal executive offices, zip code)

(305) 724-5684

(Registrant’s telephone number, including area code)

8950 SW 74th CT

Suite 101

Miami, FL 33156, USA

(Former name, former address and former fiscal year, if changed since last report

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value	ETST	Over the Counter Bulletin Board

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition

On April 1, 2025, Earth Science Tech, Inc., a Florida corporation (the “Company”), completed the acquisition of Las Villas Health Care, Inc. and Doconsultations.com, LLC., both Florida limited liability companies (together, the “Targets”). The acquisition was consummated for an aggregate purchase price of two hundred thousand in cash. This transaction followed a period of due diligence initiated under the Acquisition Agreement dated January 30, 2025, and subsequently amended on March 7, 2025. For further details, please refer to the Company’s 8-K filings dated January 30, 2025, and March 11, 2025. The Targets are now wholly owned subsidiaries of the Company. The acquisition includes the operation of a wellness clinic located in Coral Gables, Florida, and an online asynchronous telemedicine platform. The acquisition is expected to enhance the Company’s presence in the healthcare and telemedicine sectors and further diversify its service offerings.

Visit:	https://villashealth.com/

https://doconsultations.com

On April 1, 2025, the Company, completed the acquisition of eighty percent of Magnefuse, LLC and Alicat, LLC, both Florida limited liability companies (together, the “Targets”). The acquisition was consummated for an aggregate purchase price of two hundred forty thousand five hundred dollars in cash. This transaction followed a period of due diligence initiated under the Acquisition Agreement dated January 30, 2025, please referral to the January 30, 2025, 8-K filing. The Company will also have the option to purchase the remaining twenty percent ownership of the Targets for up to two years following the closing. The purchase price will be based on a valuation of two times the Targets’ revenue at the time of the transaction.

Visit: https://magnechef.com

Item 4.01 Changes in Registrant’s Certifying Accountant

Resignation of Independent Registered Public Accounting Firm

On April 1, 2025, in conjunction with its decision to exit the provision of audit services to publicly traded companies, Assurance Dimensions Certified Public Accountants & Associates (the “Auditor”) resigned as the independent registered public accounting firm for Earth Science Tech, Inc. (the “Company”).

The Auditor’s reports on the Company’s consolidated financial statements for the fiscal years ended March 31, 2024, and March 31, 2023, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended March 31, 2024, and March 31, 2023, and the subsequent interim period through December 31, 2024, (i) there were no disagreements, as defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and the Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Auditor, would have caused the Auditor to make reference to the subject matter of such disagreements in connection with its reports on the Company’s financial statements for such years and interim period, and (ii) there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided the Auditor with a copy of the foregoing disclosures and requested that the Auditor furnish a letter addressed to the Securities and Exchange Commission (SEC) stating whether it agrees with the statements made herein. A copy of the Auditor’s letter, dated April 4, 2025, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Engagement of New Independent Registered Public Accounting Firm

On April 4, 2025, the Company engaged Stephano Slack LLC (the “New Auditor”) as its new independent registered public accounting firm for the fiscal year ending March 31, 2025.

During the Company’s fiscal years ended March 31, 2024, and December 31, 2023, and the subsequent interim period through December 31, 2024, neither the Company nor anyone on its behalf consulted with the New Auditor regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided by the New Auditor that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K; or (iii) any reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits – The following exhibits are filed as part of this report:

Exhibit No.	Description
16.1	Letter from Assurance Dimensions Certified Public Accountants & Associates addressed to the Securities and Exchange Commission dated April 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTH SCIENCE TECH, INC.

Dated: April 4, 2025	By:	/s/ Giorgio R. Saumat
Giorgio R. Saumat
	Its:	CEO and Chairman of the Board